[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.72
AMENDMENT N°2
TO THE AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT
entered into as of February 14, 2012

BETWEEN:

XOMA (US) LLC, a Delaware limited liability company having a place of business at 2910 Seventh Street, Berkeley, California 94710 ("XOMA”), on the one hand,

AND:

Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes, France, and Institut de Recherches Servier, a corporation organized and existing under the laws of France having offices at 3, rue de la République, 92150 Suresnes (these two entities jointly referred to as “SERVIER”), on the other hand,

XOMA and SERVIER are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, SERVIER and XOMA are parties to an Amended and Restated Collaboration Agreement entered into as of February 14, 2012, and amended by an Amendment N°1 thereto dated as of November 4, 2014 (as such may be further amended by the parties thereto, the “Collaboration Agreement”) pursuant to which, among other things, XOMA and SERVIER established a collaboration for the continued development, regulatory approval and commercialization of products comprising or incorporating XOMA’s monoclonal antibody designated XOMA 052 (gevokizumab), and XOMA granted to SERVIER certain exclusive development and commercialization rights therein outside the United States and Japan;

WHEREAS, SERVIER and XOMA have agreed to modify certain of the financial conditions of the Collaboration Agreement by this Amendment N°2.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, including the modification on even date hereof of the loan agreement executed on December 30, 2010 between the Parties, the Parties hereto mutually agree to amend Section 8.7 of the Restated Agreement, as follows:

1.	Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Collaboration Agreement, except if they are otherwise defined in this Amendment, in which case they shall have the meaning ascribed to them in this Amendment.

2.	General. Except as expressly set forth herein, the Collaboration Agreement shall continue in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment N°2 may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by both parties charged therewith.

ARTICLE1:	AMENDMENT OF SECTION 8.7 OF THE ORIGINAL AGREEMENT ENTITLED “REGULATORY MILESTONES FOR REMAINING FIELD INDICATIONS”

Section 8.7 of the Collaboration Agreement is hereby deleted in its entirety and replaced by the following:

8.7            Regulatory Milestones for Remaining Field Indications.  Irrespective of whether XOMA exercises the Cardiometabolic Indications Option, Servier shall pay the following milestone payments to XOMA, within [*] days of the achievement of the applicable milestone event and receipt of the corresponding invoice, for one or more Products to achieve the following milestones for each of the first [*] Indications in the Remaining Field, other than Behçet’s Uveitis and Non Infectious Uveitis, to achieve the designated milestone event:

[*]	Milestone Event	Milestone Payment
[*]	Acceptance for filing of MAA by EMA	€[*]
	Regulatory Approval by EMA	€[*]
[*]	Acceptance for filing of MAA by EMA	€[*]
	Regulatory Approval by EMA	€[*]
[*]	Acceptance for filing of MAA by EMA	€[*]
	Regulatory Approval by EMA	€[*]
[*]	Acceptance for filing of MAA by EMA	€[*]
	Regulatory Approval by EMA	€[*]

No development or regulatory milestone payments will be due for Behçet’s Uveitis or Non Infectious Uveitis.  For clarity, the maximum total amount payable under this Section 8.7 is €[*]. As used in this Article 8, “Indication” means an indication for the Product that is the subject of a separate MAA or supplemental MAA or any new indication requiring an amendment to the MAA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 2:	OTHER PROVISIONS

This Amendment N°2 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

All other terms of the Collaboration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned by their duly authorised representatives have executed this Amendment Agreement on the date set forth below.

In Suresnes and San Francisco, on December __, 2014

/s/ Pascal Touchon	/s/ James R. Neal
LES LABORATOIRES SERVIER	XOMA (US) LLC
By: Mr. Pascal Touchon	By: James R. Neal
Title: Proxy	Name: James R. Neal
Title: VP, Business Development
Dated: January 9, 2015

/s/ Marie-Christine Larcher

INSTITUT DE RECHERCHES SERVIER
By: Mrs. Marie-Christine Larcher
Title: Proxy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.